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                                                        EXHIBIT 10.10.AB; PAGE 1


                      8% THREE-YEAR CONVERTIBLE TERM NOTE

$1,000,000                                                      JANUARY 17, 2001

         ELECTROPURE, INC., a California corporation, (the "COMPANY"), for the value received, hereby unconditionally and absolutely promises to pay to the order of ANTHONY M. FRANK KEOGH PLAN UTA CHARLES SCHWAB & CO., INC., or holder (collectively, the "HOLDER"), upon presentation and surrender of this Note at its office at 23456 South Pointe Drive, Laguna Hills, California 92653, or such other place as the Company may, from time to time, designate, the sum of ONE MILLION DOLLARS ($1,000,000), in lawful money of the United States, on January 17, 2004, or if such day is not a regular business day, then on the next business day thereafter (the "Maturity Date"). Accrued interest shall be paid quarterly in accordance with the terms set forth in Section 2 hereof.

        1. CONVERSION.

        (a) The Holder of this Note shall have the right, at its option, at any time up until 5:00 P.M. Los Angeles time on the fifth (5th) day immediately before January 17, 2004 (except that, with respect to any portion of this Note which shall be called for prepayment, such right shall as to such portion terminate at 5:00 P.M. Los Angeles time on the fifth (5th) day immediately prior to the Prepayment Date (as defined in Section 2 hereof)), to convert all or any portion of the principal amount of this Note, including interest accrued thereon, subject to the terms and provisions of this Section 1, into an instrument which provides Holder with a security interest in and to the real property located at 23456 South Pointe Drive, Laguna Hills, California 92653 (the "Property").

        (b) As promptly as practicable after the surrender, as herein provided, of this Note for conversion, the Company shall deliver or cause to be delivered, to or upon the written order of the Holder of this Note so surrendered, an instrument which provides Holder with, to the extent possible, all of the rights, preferences and privileges of a second mortgage lender on the Property (the "Conversion Instrument"). The provisions of the Conversion Instrument shall be subject to mutual approval by the parties hereto.

        (c) Such conversion shall be deemed to have been made at the close of business on the date that this Note shall have been received by the Company for conversion, with a written Notice of Conversion duly executed, in satisfactory form for conversion, so that the rights of the Holder of this Note as a Noteholder, to the extent of that portion of the Note



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                                                        EXHIBIT 10.10.AB; PAGE 2

so converted, shall cease at such time and, subject to the following provisions of this Section 1(b). If this Note shall be converted in part only, the Company. shall, upon surrender of this Note for cancellation, execute and deliver a new Note evidencing the rights of the Holder thereof with regard to that portion of the Note not converted. The person or persons entitled to receive the Conversion Instrument upon conversion of this Note shall be treated for all purposes as having become the record holder or holders of rights ascribed thereto.

        2. PAYMENTS AND PREPAYMENTS.

        (a) All payment and prepayments of principal and interest shall be made in immediately available funds to the Holder at 101 Montgomery, San Francisco, California 94104.

        (b) The unpaid principal amount of the Note from time to time outstanding shall bear interest from the date of this Note at the rate of Eight Percent (8%) per annum until paid. Accrued interest shall be paid quarterly on the last day of March, June, September and December each year; provided, however, that the first interest payment hereunder shall be due on June 30, 2001. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

        (c) The Company may prepay at any time all or any part of this Note by notifying the Holder in writing at least fifteen (15) days in advance of the proposed date for prepayment (the "Repayment Date"). The notice shall state:

            (1) the Repayment Date;

            (2) that the portion of the Note to be repaid may be converted at any time before 5:00 P.M. Los Angeles time on the fifth (5th) day immediately prior to the Repayment Date;

            (3) that Holders who want to convert any portion of this Note must satisfy the requirements of Section (1) hereof;

            (4) the Note called for repayment must be surrendered to the Company to collect the amount being prepaid, and if less than the entire principal amount is being repaid, to receive a new Note for the remaining balance; and

            (5) that interest on the portion of the Note called for repayment ceases to accrue on and after the Repayment Date.


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                                                        EXHIBIT 10.10.AB; PAGE 3


        (d) Once notice of prepayment is mailed, the part of this Note called for prepayment, unless converted, becomes due and payable on the Repayment Date. Upon surrender to the Company, such part of this Note shall be paid at the Repayment Date, plus accrued interest on the portion of the principal being prepaid to the Prepayment Date.

        (e) Upon surrender of this Note to be prepaid in part, the Company shall issue to the Holder a new Note equal in principal amount to the nonprepaid portion of this Note surrendered.

        3. NOTICES TO NOTEHOLDER.

        So long as this Note shall be outstanding, if the Company (i) shall pay any dividend or make any distribution upon the Company Stock or (ii) shall effect a capital reorganization, reclassification of capital stock, consolidation or merger with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend or distribution, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

        4. EVENTS OF DEFAULT. If one or more of the following described events shall occur (each an "Event of Default"):

           (a) The Company shall fail to pay the principal of, or interest on, this Note within five (5) days after the Holder has given written notice to the Company that the same has become due; or

           (b) The Company shall fail to perform or observe any of the provisions contained in any Section of this Note and such failure shall continue for more than thirty (30) days after the Holder has given written notice to the Company; or


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                                                        EXHIBIT 10.10.AB; PAGE 4


           (c) Any material representation or warranty made in writing by or on behalf of the Company in this Note shall prove to have been false or incorrect in any material respect, or omits to state a material fact required to be stated therein in order to make the statements contained therein, in the light of the circumstances under which made, not misleading, on the date as of which made, and the Company shall have failed to cure such false or incorrect statement within thirty (30) days after the Holder has given written notice to Borrower; or

           (d) The Company shall be adjudicated a bankrupt or insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or the Company shall apply for or consent to the appointment of a receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Company and such appointment shall continue undischarged for a period of thirty
(30) days; or the Company shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Company and shall remain undismissed for a period of ninety (90) days; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Company and such judgment, writ, or similar process shall not be released, vacated or fully bonded within ninety (90) days after its issue or levy; or

           (e) The Company shall be enjoined, restrained or in any way prevented by a court order from continuing to conduct all or any material part of its business affairs;

           (f) Any suit, action or other proceeding (judicial or administrative) commenced against the Company, or with respect to any assets of the Company, shall threaten to have a material adverse effect on their future operations, including, without limitation a final judgment or settlement in excess of $25,000 in excess of insurance shall be entered in, or agreed to in respect of any such suit, action or proceeding.

        THEN, or at any time thereafter, and in each and every case:

            (1) Where the Company is in default under the provisions of Section 4(d) hereof, the entire unpaid principal amount of the Note, all interest accrued and



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                                                        EXHIBIT 10.10.AB; PAGE 5


unpaid thereon, and all other amounts payable to the Holder hereunder shall automatically become and be forthwith due and payable without offset or counterclaim of any kind and without presentment, demand, protest or notice of any kind, and without regard to the running of the statute of limitations, all of which are hereby expressly waived by the Company; and

            (2) In any other case referred to in this Section 4, the Holder may, by written notice to the Company, as the case may be, declare the entire unpaid principal amount of this Note, all interest accrued and unpaid hereon, and all other amounts payable hereunder to be forthwith due and payable, whereupon the same shall become immediately due and payable, without offset or counterclaim of any kind and without presentment, demand, or protest, and without regard to the running of any statutes of limitation, all of which are hereby expressly waived by the Company.

        Any declaration made pursuant to Section 4(2) hereof is subject to the condition that, if at any time after the principal of this Note shall have become due and payable, and before any judgment or decree for the payment of the moneys so due, or any thereof, shall have been entered, all arrears of principal and interest upon this Note (except that principal of this Note which by such declaration shall have become payable) shall have been duly paid, and every Event of Default shall have been made good, waived or cured, then and in every such case the Holder shall be deemed to have rescinded and annulled such declaration and its consequences; but no such rescission or annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

        5. CORPORATE OBLIGATION. It is expressly understood that this Note is solely a corporate obligation of the Company and that any and all personal liability, either at common law or in equity, or by constitution or statute, of, and any and all rights and claims against, every stockholder, officer, or director, as such, past, present or future, are expressly waived and released by the Holder as a part of the consideration for the issuance hereof.

        6. AUTHORIZATION; NO CONFLICT. The borrowings hereunder, the execution and delivery of the Note and the performance by the Company of its obligations under this Agreement and the Note are within the corporate powers of the Company, have been authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required) and do not and will not contravene or conflict with any provision of law or of the charter or by-laws of the Company or of any agreement binding upon the Company.


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                                                        EXHIBIT 10.10.AB; PAGE 6

        7. TRANSFER. Subject to the appropriate provisions hereof, this Note or any portion of the principal amount hereof (or any remaining balance if any pre-payments have occurred pursuant to Section 2 hereof) is transferable on the records of the Company upon presentation of this Note, properly endorsed, at its principal office; upon such presentation and transfer a new Note or Notes will be issued. For the purposes of payment and all other purposes, the Company shall deem and treat the person in whose name this Note is registered as the absolute owner hereof and the Company shall not be affected by any notice to the contrary.

        8. MISCELLANEOUS.

        (a) Notwithstanding the foregoing, the Company promises to pay interest after maturity (whether by acceleration or otherwise, and before as well as after judgment) at the same rate as above provided prior to maturity on balances, if any, then outstanding.

        (b) Interest under this Note shall be computed on the basis of a thirty
(30) day month and a year of 360 days for the actual number of days elapsed.

        IN WITNESS WHEREOF, the Company has caused this Note to be executed in Laguna Hills, California as of the day and year first above written.

COMPANY:                                   HOLDER:

ELECTROPURE, INC.                          ANTHONY M. FRANK KEOGH PLAN
                                           UTA CHARLES SCHWAB & CO., INC.

By: /s/ FLOYD H. PANNING                   By: /s/ ANTHONY M. FRANK
    -----------------------------------        --------------------------------
        FLOYD PANNING, PRESIDENT                   ANTHONY M. FRANK
        23456 South Pointe Drive                   320 Meadowood Court
        Laguna Hills, CA  92653                    Pleasant Hill, CA  94523-3176